UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2010

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 Shoreline Drive, Suite 450
Redwood City, California 94065

(Address of Principal Executive Offices, including Zip Code)

(650) 232-2400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02:                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

(e)                                  Approval of Fiscal Year 2011 Compensation Programs for Named Executive Officers

On November 29, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Versant Corporation (“Versant” or the “Company”) approved compensation programs for the Company’s fiscal year ending October 31, 2011 (“Fiscal 2011”) for the Company’s executive officers, Jochen Witte — Versant’s Chief Executive Officer and President, and Jerry Wong — Versant’s Vice President, Finance and Chief Financial Officer.  The principal components of these Fiscal 2011 compensation programs are summarized below.

Jochen Witte (Chief Executive Officer and President):  Mr. Witte’s Fiscal 2011 base salary was set at the rate of €216,000 (Euros) per annum pursuant to his existing employment agreement and the Compensation Committee approved a Fiscal 2011 bonus program for Mr. Witte consisting of the following components with the following principal terms:

•                  Bonus based on Fiscal 2011 Revenues:  Mr. Witte will be eligible to be paid a bonus after the close of Fiscal 2011 based on Versant’s revenues for Fiscal 2011, determined in accordance with U.S. generally accepted accounting principles (“2011 Revenues”).  Under this bonus arrangement, Mr. Witte would be entitled to receive a bonus equal to four and one-half percent (4.5%) of that portion of 2011 Revenues that exceeds a target level of 2011 Revenues.

•                  Bonus based on Fiscal 2011 Income from Operations:  Mr. Witte will also be eligible to receive a cash bonus after the close of Fiscal 2011 based on the Company’s income from operations for Fiscal 2011 determined in accordance with U.S. generally accepted accounting principles (“2011 Income from Operations”) equal to ten percent (10%) of that portion of 2011 Income from Operations that exceeds a target level of 2011 Income from Operations.

•                  New VOD Customer Bonus:  In addition, for each Versant Object Database (“VOD”) customer acquired in Fiscal 2011 who is a new customer (“New VOD Customer”) and who generates VOD license or maintenance revenue (determined in accordance with U.S. generally accepted accounting principles or “GAAP”) in Fiscal 2011, Mr. Witte will be eligible to receive a bonus equal to ten percent (10%) of the VOD-related revenue generated by that new customer in Fiscal 2011, payable after the close of Fiscal 2011.

•                  Discretionary Bonus.  In addition, Mr. Witte will be eligible to receive a discretionary bonus following the close of Fiscal 2011 in an amount of up to $60,000 as determined by the Committee, based on the Committee’s assessment of Mr. Witte’s progress in achieving certain corporate objectives in Fiscal 2011.

If Mr. Witte earns his maximum Fiscal 2011 discretionary bonus, his total target bonus under all the above Fiscal 2011 bonus programs would total $240,000.

Jerry Wong (Vice President Finance, Chief Financial Officer):  Mr. Wong’s Fiscal 2011 base salary was set at the rate of $190,000 per annum and the Committee approved a Fiscal 2011 bonus program for Mr. Wong with the following principal terms:

•                  Bonus based on Fiscal 2011 Income from Operations:  After the close of Fiscal 2011, Mr. Wong will be eligible to receive a cash bonus equal to ten percent (10%) of that portion of the Company’s 2011 Income from Operations that exceeds a target level of 2011 Income from Operations.

•                  Discretionary Bonus.  Mr. Wong will also be eligible to earn a cash bonus during Fiscal 2011 of up to $60,000 by achieving certain operational objectives in Fiscal 2011, as determined by Versant’s Chief Executive Officer.

If Mr. Wong earns his maximum Fiscal 2011 discretionary bonus, his total target bonus under all the above Fiscal 2011 bonus programs would total $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 3, 2010	By:	/s/ Jerry Wong
Jerry Wong, Chief Financial Officer